As filed with the Securities and Exchange Commission on August 2, 2001
                                                 Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                        MULTILINK TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 California                                    95-4522566
       (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization)                    Identification Number)

                           300 Atrium Drive, 2nd Floor
                           Somerset, New Jersey 08873
                      (Address principal executive offices)

           Multilink Technology Corporation 2000 Stock Incentive Plan
       Multilink Technology Corporation 2000 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                              Richard N. Nottenburg
                       President, Chief Executive Officer
                           300 Atrium Drive, 2nd Floor
                           Somerset, New Jersey 08873
                     (Name and Address of Agent for Service)

                                 (732) 537-3700
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                 Mark J. Kelson
                     Allen Matkins Leck Gamble & Mallory LLP
                      1901 Avenue of the Stars, Suite 1800
                          Los Angeles, California 90067
                                 (310) 788-2400




                         CALCULATION OF REGISTRATION FEE

======================================= ===================== ===================== ====================== =====================
                                                                Proposed Maximum      Proposed Maximum
        Title of Each Class of              Amount to be       Offering Price Per    Aggregate Offering         Amount of
     Securities to be Registered           Registered (1)           Share(2)                Price            Registration Fee
--------------------------------------- --------------------- --------------------- ---------------------- ---------------------

2000 Stock Incentive Plan                42,046,117 shares          $2.0595            $86,593,995.25           $21,648.50
Class A Common Stock, $0.0001 par
value
(currently outstanding options)
--------------------------------------- --------------------- --------------------- ---------------------- ---------------------
2000 Stock Incentive Plan
Class A Common Stock, $0.0001 par
value                                     6,834,323 shares          $13.595            $92,912,621.18           $23,228.16
(options available for future grant)
--------------------------------------- --------------------- --------------------- ---------------------- ---------------------
Shares issued pursuant to
2000 Stock Incentive Plan
Class A Common Stock, $0.0001 par          182,593 shares           $13.595             $2,482,351.84            $620.59
value
--------------------------------------- --------------------- --------------------- ---------------------- ---------------------
2000 Employee Stock Purchase Plan
Class A Common Stock, $0.0001 par
value                                     2,071,652 shares          $13.595            $28,164,108.94           $7,041.03
(shares available for future grant)
--------------------------------------- --------------------- --------------------- ---------------------- ---------------------
                              TOTAL      51,134,685 shares                            $210,153,077.21          $52,538.28
======================================= ===================== ===================== ====================== =====================

(1) This registration statement also covers an indeterminate number of shares which may be issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, in accordance with Rule 416.

(2) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). With respect to the 42,046,117 shares underlying outstanding stock options under the 2000 Stock Incentive Plan, the proposed maximum offering price per share is based on the weighted average exercise price of $2.06 per share. With respect to the 6,834,323 shares reserved for future issuance under the 2000 Stock Incentive Plan, the 182,593 shares that have been issued under the 2000 Stock Incentive Plan and the 2,071,652 shares that have been reserved for issuance under the 2000 Employee Stock Purchase Plan, the proposed maximum offering price per share is based on the average of the high and low sale price of $13.595 per share of Multilink's Class A common stock reported on the Nasdaq Stock Market on July 26, 2001.


                                EXPLANATORY NOTE

          This registration statement registers (1) shares of Class A common stock of Multilink Technology Corporation that may be issued upon the exercise of options that have been or may be granted under the 2000 Stock Incentive Plan and shares that may be issued under the 2000 Employee Stock Purchase Plan, and
(2) resales of shares of Class A common stock that have been issued under the 2000 Stock Incentive Plan.

          This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with Part I of Form S-3. The second part contains information required in the registration statement under Part II of Form S-8. The plan information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission as permitted by the Note in Part I of Form S-8. This plan information, the statement of availability of registrant information and any other information required by
Item 2 of Form S-8 will be sent or given to participants of the employee benefit plans as specified by Rule 428 under the Securities Act of 1933.

                        MULTILINK TECHNOLOGY CORPORATION

                              Class A Common Stock


                                 182,593 Shares

                                -----------------

                               REOFFER PROSPECTUS

                                -----------------

     Selling shareholders of our company may from time to time offer and sell up to an aggregate of 182,593 shares of our Class A Common Stock to the public under this reoffer prospectus. The selling shareholders are current or former employees and directors of Multilink who acquired their shares of Class A common stock under our employee benefit plans prior to the filing of the registration statement of which this reoffer prospectus is a part.

     The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares.

     Our Class A common stock is quoted on the Nasdaq National Market under the symbol "MLTC".

                               -------------------

     INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



















                  The date of this prospectus is August 2, 2001

                                TABLE OF CONTENTS

THE COMPANY...................................................................1

RISK FACTORS .................................................................2

FORWARD-LOOKING STATEMENTS ..................................................13

USE OF PROCEEDS..............................................................13

DILUTION ....................................................................13

SELLING SHAREHOLDERS ........................................................14

PLAN OF DISTRIBUTION ........................................................14

LEGAL MATTERS ...............................................................16

EXPERTS .....................................................................16

INCORPORATION BY REFERENCE ..................................................16

WHERE YOU CAN FIND ADDITIONAL INFORMATION ...................................17



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS OR TO ANY SUPPLEMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS DOCUMENT IS ACCURATE ONLY AS OF THE DATE OF THIS DOCUMENT.

                                   THE COMPANY

     We design, develop and market advanced integrated circuits, modules and higher-level assemblies that enable next generation optical networking systems. Our products address the markets for DWDM and SONET/SDH optical transport equipment. We focus exclusively on the fastest commercially available speeds of OC-192, or 10 gigabits, or billions of bits per second, or higher and are in the early stages of developing products designed to address future systems that may operate at speeds of OC-768, or 40 gigabits per second. We seek to be first to develop innovative components that allow communications equipment manufactures to rapidly build and deliver high performance fiber optic systems more quickly and with more functionality and greater performance than their competitors.

     We are organized and existing under the laws of the State of California. Our principal executive offices are located at 300 Atrium Drive, 2nd Floor, Somerset, New Jersey 08873 and our telephone number is (732) 537-3700. Our World Wide Web address is www.mltc.com. Information contained in our Web site is not incorporated by reference into this reoffer prospectus, and you should not consider information in our Web site as part of this reoffer prospectus.

                                  RISK FACTORS

     This offering and any investment in our Class A Common Stock involve a high degree of risk. You should carefully consider the risks described below and all other information in this prospectus before deciding whether to purchase our Class A Common Stock.

Our quarterly revenues and operating results have fluctuated in the past and may continue to fluctuate because of a number of factors, any one of which could adversely affect our stock price.

     Our quarterly revenues and operating results have fluctuated in the past and may continue to fluctuate significantly from quarter to quarter in the future. It is possible that in future periods our revenues and operating results could fall below the expectations of securities analysts or investors, which could cause the market price of our Class A Common Stock to decline. Some of the factors that affect our quarterly revenues and operating results, but which are difficult to control or predict are:

     o the reduction, rescheduling or cancellation of orders by any of our customers or prospective customers;

     o    fluctuations in manufacturing yields and inventory levels;

     o the availability of external foundry capacity, purchased parts and raw materials;

     o our ability to introduce new products and technologies on a timely basis;

     o the announcement or introduction of new products and technologies by our competitors;

     o    competitive pressures on selling prices;

     o the amounts and timing of costs associated with warranties and product returns;

     o    the amounts and timing of investments in research and development;

     o    market acceptance of our products and of our customers' products;

     o the ability of our customers to obtain components from their other suppliers;

     o costs associated with acquisitions and the integration of acquired operations;

     o    general communications and semiconductor industry conditions; and

     o    general economic conditions.

A few customers account for a majority of our sales, and the loss of one or more key customers could significantly reduce our revenues and any profits.

     Historically, a relatively small number of customers has accounted for a majority of our revenues. Our three largest customers accounted for approximately 73% of our revenues for the six months ended June 30, 2001, 73% of our revenues in 2000 and 74% of our revenues in 1999. Our top three customers for the six months ended June 30, 2001 were Alcatel, TyCom and Marconi, representing approximately 39%, 23% and 11% of our revenues, respectively. Our top three customers in 2000 were Lucent, Alcatel and Cisco, representing approximately 34%, 28% and 11% of our revenues, respectively. Our top three customers in 1999 were Lucent, Alcatel and TyCom, representing approximately 36%, 20% and 18% of our revenues, respectively. We anticipate that relatively few customers will continue to account for a significant portion of our revenues. A reduction, delay or cancellation of orders from one or more significant customers or the loss of one or more key customers in any period could significantly reduce our revenues and any profits.

We have incurred net losses in the past and may incur net losses in the future.

     We incurred net losses of $0.8 million in 1997 and $1.5 million in 1998. We had net income of $24,540 in 1999. We had net losses of $3.7 million in 2000 and $5.3 million for the six months ended June 30, 2001. We expect to continue to incur amortization of deferred stock compensation and to increase our expenses for research and development in the next few years. Consequently, our ability to achieve and maintain profitability would be materially affected if we fail to significantly increase our revenues.

Failure to effectively manage our anticipated growth and expansion could place a significant strain on our limited personnel and other resources and could adversely affect our business and operating results.

     We have grown rapidly in the last year and expect to continue to grow in future periods. Our current organizational structure and systems are not adequate for our expected growth plans. To manage expanded operations effectively, we must continue to improve our operational, financial and management systems and successfully hire, train, motivate and manage our employees. We also plan to expand our general administration capabilities to address the increased reporting and other administrative demands that will result from our becoming a public company. In addition, the expansion of our manufacturing requirements and our ability to outsource our manufacturing needs in the future will require significant additional management, technical and administrative resources. We cannot be certain that we will be able to effectively manage our growth.

Our future success depends on the continued service of our engineering, technical and key management personnel and our ability to identify, hire and retain additional engineering, technical and key management personnel, and our failure to hire and retain such personnel would be harmful to our ongoing operations and business prospects.

     There is intense competition for qualified personnel in our industry, particularly for engineers and senior level management. Loss of the services of, or failure to recruit, engineers or other technical and key management personnel could be significantly detrimental to our product and process development programs and adversely affect our business and operating results. We may not be able to continue to attract and retain engineers or other qualified personnel necessary for the development of our products and business or to replace engineers or other qualified personnel who may leave us in the future. Our anticipated growth is expected to place increased demands on our resources and likely will require the addition of new management personnel.

Our future success depends in part on the continued service of our key executives, and the loss of any of these key executives could adversely affect our business and operating results.

     Our success depends in part upon the continued service of our executive officers, particularly Dr. Richard N. Nottenburg, our President, Chief Executive Officer and Co-Chairman of the Board, and Dr. Jens Albers, our Executive Vice President and Co-Chairman of the Board. Neither Dr. Nottenburg nor Dr. Albers has an employment or non-competition agreement with us. The loss of either of these key individuals would be detrimental to our ongoing operations and prospects.

Several of our key personnel are relatively new and must be integrated into our organization. Our failure to integrate these individuals could adversely affect our business.

     Several of our key personnel have recently joined us, including Ron Krisanda, our Senior Vice President of Operations, who joined us in November 2000 and Craig S. Lewis, our Senior Vice President of Sales, who joined us in January 2001. Therefore, there has been little or no opportunity to evaluate the effectiveness of our executive management team as a combined unit. Our future performance will depend in part on our ability to successfully integrate our newly hired executive officers and key personnel into our management team, and our ability to develop an effective working relationship among management.

We sell substantially all of our products based on individual purchase orders, and we cannot predict the size or timing of our orders. Our failure to effectively plan production levels and inventory could materially harm our business and operating results.

     We sell substantially all of our products based on individual purchase orders, rather than long-term contracts. As a result, our customers generally can cancel or reschedule orders on short notice and are not obligated to purchase a specified quantity of any product. For example, we have had significant order cancellations in the first half of 2001. We cannot assure you that our existing customers will continue to place orders with us, that orders by existing customers will be repeated at current or historical levels or that we will be able to obtain orders from new customers. We cannot predict the size, timing or terms of incoming purchase orders; therefore, decreases in the number or size of orders or the development of customer orders with new terms may adversely affect our business and operating results.

     Because we do not have substantial noncancellable backlog, we typically plan our production and inventory levels based on internal forecasts of customer demand that are highly unpredictable and can fluctuate substantially. In anticipation of long lead times to obtain certain inventory and materials, we order materials in advance of anticipated customer sales. This advance ordering might result in excess inventory levels or unanticipated inventory write-downs if our customers cancel orders or change the specifications for their orders. If we are unable to plan inventory and production levels effectively, our business and operating results could be materially harmed.

We will lose significant customer sales and may not be successful if customers and prospective customers do not qualify our products to be designed into their systems.

     Because our products must function as part of a larger system or network, our customers often undertake extensive qualification processes prior to placing large product orders. Once communications equipment manufacturers decide to use a particular supplier's products or components, they incorporate those products or components into their system design, which are known as design-wins. Suppliers who fail to achieve design-wins are unlikely to make sales to those customers for particular projects until at least the adoption of future redesigned systems. Even then, many companies may be reluctant to incorporate entirely new products into their new system designs, as this could involve significant additional redesign efforts. If we fail to achieve design-wins we will lose the opportunity for significant sales to those customers for a lengthy period of time. Although a design-win increases the likelihood that our products will be incorporated into the systems of our customers or prospective customers, it does not obligate that customer or prospective customer to purchase specified quantities of our products.

Our products are incorporated into sophisticated systems, and defects may be discovered only after full deployment, which could seriously harm our business.

     Our products are complex and are designed to be deployed in large quantities across sophisticated networks. Because of the nature of our products, they can only be fully tested when completely deployed in large networks with high amounts of traffic. Our customers may discover errors or defects in our products, or our products may not operate as expected, after they have been fully deployed. If our products have defects or do not operate as expected, we could experience:

     o    loss of, or delay in, revenues and loss of market share;

     o    loss of existing customers;

     o failure to attract new customers or achieve market acceptance for our products;

     o    diversion of development resources;

     o    increased service and warranty costs;

     o    legal actions by our customers;

     o    increased insurance costs; and

     o    damage to our reputation and customer relationships.

     The occurrence of any of these problems could seriously harm our business and result in decreased revenues and increased operating expenses. Defects, integration issues or other performance problems in our products could result in financial or other damages to our customers or could negatively affect market acceptance for our products.

We compete in highly competitive markets, against competitors with longer operating histories, greater name recognition, greater resources or larger market capitalizations. Our failure to compete effectively would harm our business.

     The markets in which we compete are highly competitive. Our ability to compete successfully in our markets depends on a number of factors, including:

     o    product time-to-market;

     o    product performance;

     o    product price;

     o    product quality; product reliability;

     o success in designing and subcontracting the manufacture of new products that implement new technologies;

     o    market acceptance of our competitors' products;

     o efficiency of production; expansion of production of our products for particular systems manufacturers; and

     o    customer support and reputation.

     We compete primarily against Agere, Applied Micro Circuits, Conexant, Giga (acquired by Intel), Infineon, JDS Uniphase, Maxim, Nortel (microelectronics division), NTT Electronics, Philips, PMC-Sierra and Vitesse. Many of our competitors operate their own fabrication facilities and have longer operating histories and a greater presence in key markets, greater name recognition, access to larger customer bases and significantly greater financial, sales and marketing, distribution, technical and other resources. As a result, our competitors may be able to adapt more quickly to new or emerging technologies, changes in customer requirements or devote greater resources to the promotion and sale of their products. In addition, our competitors may develop
technologies   that  more  effectively   address  the  transmission  of  digital
information through existing analog infrastructures at a lower cost, thereby rendering our products obsolete. Our competitors that have large market capitalizations or cash reserves are also better positioned than we are to acquire other companies, thereby obtaining new technologies or products. Any of these acquisitions could give our competitors a strategic advantage that could adversely affect our business, financial condition and results of operations.

     Current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers, resellers or other third parties. Accordingly, it is possible that new competitors or alliances forged by competitors could emerge and rapidly acquire significant market share.

We must incur substantial research and development expenses. If we do not have sufficient resources to invest in research and development, our business could be seriously harmed.

     In order to remain competitive, we must continue to make substantial investments in research and development to develop new and enhanced products. We cannot assure you that we will have sufficient resources to invest in the development of new and enhanced technologies and competitive products. Our failure to continue to make sufficient investments in research and development programs could significantly reduce our revenue growth and harm our business. Additionally, our products have a short life cycle; therefore, we have limited time to capitalize upon our research and development investments and generate revenues. We cannot assure you that our research and development investments will result in revenues in excess of our expenses, if at all, or will result in any commercially accepted products.

We incur research and development expenses in advance of obtaining access to the required technology, and as a result, these investments may not result in the production of any marketable products.

     We often incur substantial research and development expenses for the development of products incorporating emerging process technologies. We make these substantial investments in the product design stage and prior to gaining access to these process technologies. Failure to gain access to these process technologies could prevent our products' development and commercialization and materially harm our business.

We may not be able to effectively compete with IBM for sales of products that we jointly develop.

     We have a joint development agreement with International Business Machines, or IBM, pursuant to which we jointly develop integrated circuits. Under this agreement, both parties can sell our jointly developed products to third parties. Because IBM is a larger company, with a longer operating history and substantially greater resources, it may be able to attract more customers, and we may not have the opportunity to sell the jointly developed products to those customers.

We may need to make acquisitions in order to remain competitive in our market. Our business or the value of your investment could be adversely affected as a result of any potential acquisitions.

     To compete effectively, we may find it necessary to acquire additional businesses, products or technologies. If we identify an appropriate acquisition candidate, we may not be able to negotiate the terms of the acquisition successfully, finance the acquisition or effectively integrate the acquired business, products, technologies or personnel into our existing business and operations. Further, completing a potential acquisition and integrating an acquired business will cause significant diversions of management's time and resources. If we consummate one or more significant acquisitions in which the consideration consists of stock or other securities, the value of your investment in our company could be significantly diluted. If we were to proceed with one or more significant acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash, including proceeds from our initial public offering in June 2001. In addition, we may be required to amortize significant amounts of intangible assets in connection with future acquisitions, which could significantly reduce our operating and net income.

Our operating results are subject to fluctuations because of sales to foreign customers.

     International sales accounted for approximately 37% of our revenues for the six months ended June 30, 2001, 27% of our revenues in 2000 and 16% of our revenues in 1999. International sales may continue to account for a significant portion of our revenues, and as a result, we will be subject to certain risks associated with international sales, including:

     o    changes in regulatory requirements;

     o    increases in tariffs and other trade barriers;

     o    timing and availability of export licenses;

     o    political and economic instability;

     o    difficulties in accounts receivable collections;

     o difficulties in staffing and managing foreign subsidiary and branch operations;

     o    difficulties in managing distributors;

     o difficulties in obtaining governmental approvals for communications and other products;

     o    foreign currency exchange fluctuations;

     o the burden of complying with a wide variety of complex foreign laws and treaties; and

     o    potentially adverse tax consequences.

     We are subject to the risks associated with the imposition of legislation and regulations relating to the import or export of high technology products. We cannot predict whether quotas, duties, taxes or other charges or restrictions upon the importation or exportation of our products will be implemented by the United States or other countries. Some of our customer purchase orders and agreements are governed by foreign laws, which may differ significantly from U.S. laws. Therefore, we may be limited in our ability to enforce our rights under these agreements and to collect damages, if awarded.

     Because sales of our products are denominated in U.S. dollars, increases in the value of the U.S. dollar could increase the price of our products so that they become more expensive to customers in the local currency of a particular country, leading to a reduction in sales and profitability in that country.
Future international activity may result in increased foreign currency denominated sales. Gains and losses on the conversion to U.S. dollars of accounts receivable, accounts payable and other monetary assets and liabilities arising from international operations may contribute to fluctuations in our results of operations.

If we become subject to unfair hiring claims, we could incur substantial costs in defending ourselves, or our management's attention could be diverted away from our operations.

     Companies in our industry often hire individuals formerly employed by their competitors. In such cases, these competitors frequently claim that the hiring company has engaged in unfair hiring practices. We have received claims of this kind in the past from our competitors, and we cannot assure you that we will not receive claims of this kind in the future or that those claims will not result in material litigation. We could incur substantial costs in defending ourselves or our employees against such claims, regardless of the merits of the claims. In addition, defending ourselves from such claims could divert the attention of our management away from our operations.

Our  dependence  on  TRW  and  other   third-party   manufacturing   and  supply
relationships could negatively impact the production of our products and significantly harm our business.

     We do not own or operate manufacturing facilities necessary for the production of most of our products. We rely on several outside foundries for the manufacture and assembly of most of our products, and we expect this to continue for the foreseeable future. Our mixed-signal products, which comprise a significant portion of our current revenues, are based predominantly on GaAs HBT wafers supplied by TRW. GaAs HBT is an advanced process technology used to manufacture a semiconductor device that allows a bipolar transistor to be fabricated on a GaAs material. TRW is our sole supplier of these wafers. We have a wafer supply agreement with TRW, under which we do not have the contractual right to obtain all the GaAs HBT wafers we require for the current production of our mixed-signal products. Finding alternative sources for these wafers will result in substantial delays in production and additional costs. To date, we have no other wafer supply agreements with our other suppliers.

     Our dependence upon third parties that manufacture, assemble, package or supply components for our products may result in:

     o lack of assured semiconductor wafer supply and reduced control over delivery schedules and quality;

     o the unavailability of, or delays in obtaining access to, key process technologies;

     o    limited control over manufacturing yields and quality assurance;

     o    inadequate capacity during periods of excess demand;

     o    inadequate allocation of production capacity to meet our needs;

     o    increased costs of materials or manufacturing services;

     o    difficulties selecting and integrating new subcontractors;

     o    limited warranties on wafers or products supplied to us;

     o    inability to take advantage of price reductions; and

     o    misappropriation of our intellectual property.

Any one of these factors could adversely affect our business.

     While we believe we have good relations with our outside foundries and suppliers, we cannot be certain that we will be able to maintain these favorable relations. Additionally, because there is a limited number of foundries and suppliers that can produce our products, establishing relationships and increasing production with new outside foundries takes a considerable amount of time. Thus, there is no readily available alternative source of supply for our production needs. A manufacturing disruption, such as a raw material shortage, experienced by TRW or any of our other outside foundries and suppliers could impact the production of some of our products for a substantial period of time. Our outside foundries' and suppliers' inability to increase their production capacity or to continue to allocate capacity to manufacture our components could also limit our ability to grow our business.

We may face production delays if the subcontractors we use to manufacture our wafers or products discontinue the manufacturing processes needed to meet our demands or fail to advance the process technologies needed to manufacture our products.

     Our wafer and product requirements represent a small portion of the total production of the third-party foundries that manufacture our products. As a result, we are subject to the risk that our external foundries may not continue to devote resources to the continued development and improvement of the process technologies on which the manufacturing of our products are based. This could increase our costs and harm our ability to deliver our products on time.

Our operating results substantially depend on manufacturing output and yields, which may not meet expectations.

     Manufacturing semiconductors requires manufacturing tools that are unique to each product produced. If one of these unique manufacturing tools of our outside foundries were damaged or destroyed, then the ability of these foundries to manufacture the related product would be impaired and our business would suffer. In addition, our manufacturing yields decline whenever a substantial percentage of wafers must be rejected or significant portions of each wafer are nonfunctional. Such declines can be caused by many factors, including minute levels of contaminants in the manufacturing environment, design imperfections, defects in masks used to print circuits on a wafer and difficulties in the fabrication process. Many of these problems are difficult to diagnose, are time consuming and expensive to remedy and can result in shipment delays.

     Difficulties associated with adapting our technology and product design to the proprietary process technology and design rules of our outside foundries can lead to reduced yields. Since low yields may result from either design or process technology failures, yield problems may not be effectively determined or resolved until an actual product exists that can he analyzed and tested. As a result, yield problems may not be identified until well into the production process, and resolution of yield problems may require cooperation between ourselves and our manufacturers. In some cases this risk could be compounded by the offshore location of some of our manufacturers, increasing the effort and time required to identify, communicate and resolve manufacturing yield problems. Manufacturing defects that we do not discover during the manufacturing or testing process may lead to costly product recalls. Difficulties in diagnosing and solving the complicated problems of assembling these types of semiconductors could also reduce our yields.

If we are unable to commit to deliver sufficient quantities of our products to satisfy our customers' needs, it may be difficult for us to attract new orders and customers or we may lose current orders and customers.

     Our customers typically require that we commit to provide specified quantities of products over a given period of time. We may be unable to deliver sufficient quantities of our products for any of the following reasons:

     o    our reliance on third-party manufacturers;

     o    our limited infrastructure, including personnel and systems;

     o    the limited availability of raw materials; and

     o    competing customer demands.

If we are unable to commit to deliver sufficient quantities of our products to satisfy a customer's anticipated needs, we may lose the order and the opportunity for significant sales to that customer and may be unable to attract new orders and customers.

Our business depends on the continued availability of raw materials and advanced process technologies at reasonable prices. If adequate amounts of raw materials or advanced process technologies are unavailable, our operating results would be adversely affected.

     Highly specialized raw materials and advanced process technologies are needed for the production of our products. In some cases, there are only two or three suppliers of such materials and technologies in the world. We depend on the continued availability of these materials and technologies at reasonable prices. We may not be able to fulfill customer purchase requests if there is a substantial increase in the price for these materials or if our outside suppliers cannot provide adequate quantities of raw materials for the production of our products. This may result in decreased revenues and adversely affect our operating results.

Slow growth in the build-out of the communications infrastructure and uncertainties in network service providers' purchasing programs, as well as consolidation in the network service provider industry, may adversely affect our future business and operating results.

     Our business prospects depend substantially on the continued build-out of the communications infrastructure. A number of network service providers have recently announced plans to curtail the level of their capital expenditures on their infrastructure build-out, which could significantly reduce the demand for our products by communications equipment manufacturers. This recent slowdown has caused our revenues and backlog to grow less rapidly than they otherwise would have. In addition, network service providers typically purchase network equipment pursuant to multi-year purchasing programs that may increase or decrease annually as the providers adjust their capital equipment budgets and purchasing priorities. Network service providers' curtailment or termination of purchasing programs or decreases in capital budgets, including with respect to undersea cable transmission systems which constitute a significant portion of our sales, could materially and adversely affect our revenue and business prospects. This is particularly true if significant and unanticipated by us and our communications equipment manufacturer customers. Additionally, consolidation among network service providers may cause delays in the purchase of our products and a reexamination of strategic and purchasing decisions by these network service providers and our current and potential communications equipment manufacturer customers, which could harm our business and financial condition.

The markets we serve are subject to rapid technological change, and if we are unable to develop and introduce new products, our revenues could stop growing or could decline.

     The markets we serve frequently undergo transitions in which products rapidly incorporate new features and performance standards on an industry-wide basis. Products for communications applications, as well as for high-speed computing applications, are based on continually evolving industry standards. A significant portion of our revenues in recent periods has been, and is expected to continue to be, derived from sales of products based on existing transmission standards. However, our ability to compete in the future will depend on our ability to identify and ensure compliance with evolving industry standards.

     The emergence of new industry standards could render our products incompatible with products developed by major communications equipment manufacturers. If our products are unable to support the new features, the enhanced integration of functions or the performance levels required by communications equipment manufacturers in these markets, we would likely lose business from an existing or potential customer. Moreover, we would not have the opportunity to compete for new business until the next product transition occurs. As a result, we could be required to invest significant time and effort and to incur significant expense to redesign our products to ensure compliance with relevant standards. If our products are not in compliance with prevailing industry standards for a significant period of time, we could miss opportunities to achieve crucial design-wins.

     Moreover, to improve the cost-effectiveness and performance of our products, we may be required to transition one or more of our products to process technologies with smaller components, other materials or higher speeds. We may not be able to improve our process technologies and develop or otherwise gain access to new process technologies in a timely or cost-effective manner. We could record expenses or charges associated with such a transition. For example, we wrote off $4.3 million of our inventory in the first quarter of 2001, which resulted from a transition from certain GaAs products to SiGe products and an order cancellation, reducing our gross profit.

     These risks may lead to increased costs or delay product delivery, which would harm our profitability and customer relationships. Consequently, our revenues could be significantly reduced for a substantial period if we fail to develop products with required features or performance standards, if we experience a delay as short as a few months in bringing a new product to market, or if our customers fail to achieve market acceptance of their products.

We operate in the highly cyclical semiconductor industry, and any downturns in the industry could materially and adversely affect our business and operating results.

     The semiconductor industry has experienced significant downturns, often in connection with, or in anticipation of, maturing product cycles (of both semiconductor companies' and their customers' products) and declines in general economic conditions. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. Any future downturns could have a material adverse effect on the growth of our business and revenues. From time to time, the semiconductor industry also has experienced periods of increased demand and production capacity constraints. We may experience substantial changes in future operating results due to general semiconductor industry conditions, general economic conditions and other factors.

Necessary licenses of third-party technology may not be available to us or may be prohibitively expensive, which could adversely affect our ability to produce and sell our products.

     From time to time we may be required to license technology from third parties to develop new products or product enhancements. We cannot assure you that third-party licenses will be available to us on commercially reasonable terms, if at all. Our inability to obtain any third-party license required to develop new products and product enhancements could require us to obtain substitute technology of lower quality or performance standards or at greater cost, if at all, any of which could seriously harm our ability to sell our products.

Our failure to protect our intellectual property adequately could adversely affect our business.

     Our intellectual property is critical to our ability to successfully design products for the optical networking systems market. We currently have one U.S. patent issued and four U.S. patent applications pending. We cannot assure you that our pending patent applications or any future applications will be approved. Further, we cannot assure you that any issued patents will provide us with competitive advantages or will not be challenged by third parties, or that if challenged, will be found to be valid or enforceable. Additionally, we cannot assure you that the patents of others will not have an adverse effect on our ability to do business. Furthermore, others may independently develop similar products or processes, duplicate our products or processes or design around any patents that may be issued to us.

     We rely on the combination of maskwork protection under the Semiconductor Chip Protection Act of 1984, trademarks, copyrights, trade secrets, employee and third-party nondisclosure agreements and licensing arrangements to protect our intellectual property. Despite these efforts, we cannot be certain that others will not independently develop substantially equivalent intellectual property or otherwise gain access to our intellectual property, or disclose such intellectual property, or that we can meaningfully protect our intellectual property.

We could be harmed by litigation involving patents and proprietary rights.

     The semiconductor industry is characterized by substantial litigation regarding patent and other intellectual property rights. We may be accused of infringing upon the intellectual property rights of third parties. Additionally, we have indemnification obligations to our customers with respect to intellectual property infringement claims by third parties. Such intellectual property infringement claims by third parties or indemnification claims by our customers could harm our business.

     Any litigation relating to the intellectual property rights of third parties, whether or not determined in our favor or settled by us, could be costly and could divert the efforts and attention of our management and technical personnel. In the event of any adverse ruling in any litigation, we could be required to:

     o    pay substantial damages;

     o    cease the manufacturing, use and sale of certain products;

     o    discontinue the use of certain process technologies; and

     o obtain a license from the third-party claiming infringement, which might not be available on reasonable terms, if at all.

The communications industry is subject to U.S. and foreign government regulations that could harm our business. Our failure to timely comply with regulatory requirements, or obtain and maintain regulatory approvals, could materially harm our business.

     The Federal Communications Commission, or FCC, has jurisdiction over the entire communications industry in the United States and, as a result, our products and our customers' products are subject to FCC rules and regulations. Current and future FCC rules and regulations affecting communications services, our products or our customers' businesses or products could negatively affect our business. In addition, international regulatory standards could impair our ability to develop products in the future. Delays caused by our compliance with regulatory requirements could result in postponements or cancellations of product orders, which would harm our business, results of operations and financial condition. Further, we cannot be certain that we will be successful in obtaining or maintaining any regulatory approvals that may, in the future, be required to operate our business.

Technology company stock prices are especially volatile, and this volatility may depress our stock price or lead to class action litigation.

     The stock market, and specifically the stock prices of technology companies, has been very volatile. The market price of our shares of Class A Common Stock may fluctuate significantly in response to a number of factors, beyond our control, including:

     o    changes in financial estimates by securities analysts;

     o    announcements by us, our customers or our competitors;

     o    changes in market valuations of similar companies;

     o    changes in accounting rules and regulations; and

     o    future sales of our common stock by our existing shareholders.

     As a result of this market volatility, you may be unable to resell your shares at or above the purchase price.

     Securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Litigation brought against us could result in substantial costs to us in defending against a lawsuit and management's attention could be diverted from our business.

If a significant number of shares become available for sale and are sold in a short period of time, the market price of our stock could decline.

     If our shareholders sell substantial amounts of our common stock in the public markets following the expiration of the lock-up agreements in effect as of our initial public offering in June 2001, it could materially adversely affect the market price of our stock. After these agreements expire, approximately 57,319,483 shares, as well as additional shares issuable upon exercise of options, will become immediately eligible for sale in the public market, subject to certain exceptions.

     In addition, under certain investors' rights agreements, some of our current shareholders have "demand" and/or "piggyback" registration rights in connection with future offerings of our common stock. "Demand" rights enable shareholders to demand that their shares be registered and may require us to file a registration statement under the 1933 Act at our expense. "Piggyback" rights require us to notify the shareholders of our stock if we propose to register any of our securities under the 1933 Act, and grant such shareholders the right to include their shares in the registration statement. Registration of these additional shares would make them generally available to be sold in the public market.

Because existing shareholders own a large percentage of our voting shares, your voting power may be limited.

     We currently have 28,000,000 shares of Class B Common Stock outstanding, each of which entitles the holder to ten votes. Only Class A Common Stock will be resold pursuant to this registration statement, with each share entitling the holder to one vote. All of the Class B Common Stock is held by officers, directors or other persons or entities owning 5% or more of the outstanding shares of our common stock.

     Our executive officers, directors and their affiliates beneficially own or control shares representing 55.6% of the voting power of our outstanding capital stock. Dr. Richard Nottenburg, as a result of his stock ownership and a voting trust agreement with Dr. Jens Albers, alone controls approximately 47.9% of the outstanding voting power of our capital stock. In addition, persons and entities owning more than 5% of our outstanding shares of common stock, in the aggregate, control 91.5% of the outstanding voting power of our capital stock. As a result, our directors and 5% shareholders acting together have the ability to control all matters submitted to our shareholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. These shareholders may make decisions that are adverse to your interests.

Our board of directors may issue, without shareholder approval, shares of preferred stock that have rights and preferences superior to those of our shares of common stock and that may prevent or delay a change of control.

     Our articles of incorporation provide that our board of directors may issue new shares of preferred stock without shareholder approval. Some of the rights and preferences of these shares of preferred stock would be superior to the rights and preferences of shares of our common stock. Accordingly, the issuance of new shares of preferred stock may adversely affect the rights of the holders of shares of our common stock. In addition, the issuance of new shares of preferred stock may prevent or delay a change of control of our company.

We may need additional capital, which may not be available, and our ability to grow may be limited as a result.

     We may be required, or could elect, to seek additional funding at any time. We anticipate incurring significant expenses in connection with increased research and development activities, and we may engage in acquisitions. The hiring of additional personnel to support these functions, including the expansion of our sales and marketing organizations, will also require a significant commitment of resources. In addition, if the market for our products develops at a slower pace than anticipated, or if we fail to continue to expand our market share, we may continue to utilize significant amounts of capital. If cash from available sources is insufficient, or if cash is used for acquisitions or other unanticipated uses, we may need additional capital sooner than anticipated. In the event we are required, or elect, to raise additional funds, we may not be able to do so on favorable terms, if at all.

                           FORWARD-LOOKING STATEMENTS

     This reoffer prospectus contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates," "expects," "intends," "plans," believes," "seeks" and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in "Risk Factors" and elsewhere in this reoffer prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this reoffer prospectus.

                                 USE OF PROCEEDS

     We will not receive any proceeds when the selling shareholders sell their Class A common stock to others. All sale proceeds will be received by the selling shareholders.

                                    DILUTION

     Because the selling shareholders will offer and sell the common stock covered by this reoffer prospectus at various times and at prices and terms then prevailing or at prices related to the then current market price or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution, if any, to the public arising from these sales.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares beneficially owned by each of the selling shareholders. Each of the selling shareholders is an employee or director of Multilink or was formerly an employee of Multilink. We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of this date. Each of the selling shareholders currently owns less than 1% of our outstanding Class A common stock.


                               Number of Shares           Number of Shares
Name of Shareholder        Owned Before Offering     Offered For Sale Hereby
-------------------        ---------------------     -----------------------

Mamatha Deshpande               1,500                        1,500

Paul Koep                       37,500                       29,000

Martin LaCon                    28,260                       28,260

Doug McAllister                 25,000                       23,000

Gilbert Nguyen                  37,500                       37,500

William Reinisch                45,000                       5,000

Edward J. Zander                72,917                       58,333

     The selling shareholders will determine the actual number of shares, if any, that they will sell. Because the selling shareholders may sell all, some or none of the shares of Class A common stock that they hold, we are unable to estimate the amount or percentage of shares of Class A common stock that they will hold after completion of the offering.

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, donees, assignees, transferees or successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this reoffer prospectus (collectively, the "selling shareholders") may, from time to time, sell any or all of the shares of common stock offered hereby on the Nasdaq Stock Market or any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be made at market prices prevailing at the time of the sale or at negotiated or fixed prices. The selling shareholders will act independently of Multilink in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    underwritten offerings;

     o    short sales;

     o agreements by the broker-dealer and the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted by applicable law.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, or under Section 4(1) of the Securities Act, rather than under this reoffer prospectus.

     Unless otherwise prohibited, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions in connection with distributions of the shares or otherwise. In such transactions, broker-dealers or financial institutions may engage in short sales of the shares in the course of hedging the position they assume with the selling shareholders. The selling shareholders may also engage in short sales, puts and calls, forward-exchange contracts, collars and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. If the selling shareholders sell shares short, they may redeliver the shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or financial institutions which require the delivery to the broker-dealer or the financial institution of the shares. The broker-dealer or financial institution may then resell or otherwise transfer such shares pursuant to this reoffer prospectus. In addition, the selling shareholders may loan their shares to broker-dealers or financial institutions who are counterparties to hedging transactions and the broker-dealers, financial institutions or counterparties may sell the borrowed shares into the public market. The selling shareholders may also pledge their shares to their brokers or financial institutions and under the margin loan the broker or financial institution may, from time to time, offer and sell the pledged shares. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers, or financial institutions regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     We will file a supplement to this reoffer prospectus, if required, under Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer or financial institution for the sale of shares through a block trade, special or underwritten offering, exchange distribution or secondary distribution or a purchase by a broker, dealer or financial institution. Such supplement will disclose:

     o the name of each selling shareholder and of the participating broker-dealer(s) or financial institution(s);

     o    the number of shares involved;

     o    the price at which such shares were sold;

     o the commissions paid or discounts or concessions allowed to such broker-dealer(s) or financial institution(s), where applicable;

     o that such broker-dealer(s) or financial institution(s) did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus; and

     o    other facts material to the transaction.

     In addition, upon being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this reoffer prospectus.

     We will not pay any of the expense associated with sales by the selling shareholders. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act of 1933.

     The selling shareholders and any underwriters, brokers, dealers, financial institutions or agents that participate in the distribution of the common stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers, financial institutions or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The  selling  shareholders  and  any  other  person  participating  in  the distribution will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of any other person participating in the distribution. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

                                  LEGAL MATTERS

     The validity of the shares of our Class A common stock offered by this reoffer prospectus will be passed upon for Multilink by Allen Matkins Leck Gamble & Mallory LLP, Century City, California. As of the date of this prospectus, Allen Matkins and its affiliates own or have the right to purchase 481,800 shares of our Class A common stock.

                                     EXPERTS

     The financial statements of Multilink Technology Corporation as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 incorporated by reference in this reoffer prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is an important part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC:

     o Final prospectus under Rule 424(b), filed on June 21, 2001, that contains audited financial statements for our latest fiscal year and a description of our Class A common stock;

     o    Registration  statement on Form 8-A, filed on October 26, 2000,  under
          Section 12 of the Securities Exchange Act of 1934;

     o Registration Statement on Form S-1 (File No. 333-47376) originally filed on October 5, 2000, including all amendments; and

     o    Form 8-K filed on July 24, 2001.

     All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and special reports and other information with the SEC. You can read and copy any document filed by us at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents, upon payment of a duplicating fee, by writing the SEC at this address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

     Our SEC filings are also available on the SEC's website at www.sec.gov. That website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We have filed with the SEC a registration statement on Form S-8, of which this reoffer prospectus is a part, under the Securities Act of 1933 with respect to the securities being offered. This reoffer prospectus does not contain all of the information set forth in the registration statement. We have omitted information as permitted by the rules and regulations of the SEC. Statements contained in this reoffer prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each statement made in this reoffer prospectus is qualified in all respects by the contents of the exhibits and schedules to the registration statement.

     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requester. Requests for this information must be made to:
Director of Investor Relations, Multilink Technology Corporation, 300 Atrium Drive, Somerset, New Jersey 08873, (732) 537-3700.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents, which have been filed by Multilink with the SEC, are incorporated by reference in this registration statement:

          (a) Final prospectus under Rule 424(b), filed on June 21, 2001, that contains audited financial statements for our latest fiscal year and a description of our Class A common stock;

          (b) Registration statement on Form 8-A, filed on October 26, 2000, under Section 12 of the Securities Exchange Act of 1934;

          (c) Registration statement on Form S-1 (No. 333-47376), originally filed on October 5, 2000, including all amendments; and

          (d) Form 8-K filed on July 24, 2001.

     All documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 before we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     As of the date of this registration statement, Allen Matkins Leck Gamble & Mallory LLP and its affiliates own or have the right to purchase 481,800 shares of our Class A common stock.

Item 6.  Indemnification of Directors and Officers

     Our articles of incorporation limit the personal liability of our directors for monetary damages to the fullest extent permitted by the California General Corporation Law. Under the California General Corporation Law, a director's liability to a company or its shareholders may not be limited with respect to the following items: (a) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the party of the director, (c) any transaction from which a director derived an improper personal benefit, (d) acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the company or its shareholders, (e) acts or omissions that constitute an unexcused pattern of inattentions that amounts to an abdication of the director's duty to the company or its shareholders, (f) contracts or transactions between the company and a director within the scope of Section 310 of the California General Corporation Law or (g) improper dividends, loans and guarantees under Section 316 of the California General Corporation Law. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation by a director of the director's fiduciary duty to us or our shareholders.

     Our articles of incorporation also include an authorization for Multilink to indemnify its "agents," as defined in Section 317 of the California General Corporation Law, through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, our bylaws provide for indemnification of our directors, officers and employees. In addition, we may, at our discretion, provide indemnification to persons whom we are not obligated to indemnify.

     Our bylaws also allow us to enter into indemnity agreements with individual directors, officers, employees and other agents. We have entered into these indemnity agreements with all of our directors and executive officers. These agreements provide the maximum indemnification permitted by law. These agreements, together with our bylaws and articles of incorporation, may require us, among other things, to (a) indemnify our directors or executives officers, other than for liability resulting from willful misconduct of a culpable nature,
(b) advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and (c) obtain directors' and officers' insurance if available on reasonable terms. Section 317 of the California General Corporation Law and our bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed

     The shares to be offered and sold under the reoffer prospectus were initially issued by Multilink in transactions deemed exempt from registration under the Securities Act in reliance on Rule 701 promulgated under the Securities Act as offers and sales of securities pursuant to an employee benefit plan or contract relating to compensation.

Item 8.  Exhibits

 Exhibit Number                  Exhibit
 --------------                  -------

    4.1*       Multilink 2000 Stock Incentive Plan

    4.2*       Multilink 2000 Employee Stock Purchase Plan

    5.1        Opinion of Allen Matkins Leck Gamble & Mallory LLP

   23.1        Consent of Independent Auditors

   23.2 Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in Exhibit 5.1

   24.1        Power of Attorney (contained on the signature page of this
-----------    registration statement)

     * Incorporated herein by reference from Multilink's Registration Statement on Form S-1 (File No. 333-47376).

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Multilink pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Multilink pursuant to the foregoing provisions, or otherwise, Multilink has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Multilink will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Multilink certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey, on the 2nd day of August, 2001.


                        MULTILINK TECHNOLOGY CORPORATION

                        By:  /s/ Richard N. Nottenburg
                           ------------------------------------
                           Richard N. Nottenburg
                           President and Chief Executive Officer



                                POWER OF ATTORNEY

     The undersigned directors and officers of Multilink Technology Corporation hereby constitute and appoint Richard N. Nottenburg and Eric M. Pillmore and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated below on the 2nd day of August 2001.

    Signature                                    Title
    ---------                                    -----

/s/ Richard N. Nottenburg               President, Chief Executive Officer and
-------------------------               Director (Principal Executive Officer)
Richard N. Nottenburg


/s/ Eric M. Pillmore                    Chief Financial Officer (Principal
-------------------------               Financial and Accounting Officer),
Eric M. Pillmore                        Senior Vice President and Secretary


/s/ Jens Albers                         Executive Vice President and Director
-------------------------
Jens Albers


/s/ Stephen Forrest                     Director
-------------------------
Stephen Forrest


/s/ G. Bradford Jones                   Director
-------------------------
G. Bradford Jones


/s/ John Walecka                        Director
-------------------------
John Walecka


/s/ Edward J. Zander                    Director
-------------------------
Edward J. Zander

                                  EXHIBIT INDEX

Exhibit Number                                              Exhibit
--------------------------------------------------------------------------------
   4.1*        Multilink 2000 Stock Incentive Plan

   4.2*        Multilink 2000 Employee Stock Purchase Plan

   5.1         Opinion of Allen Matkins Leck Gamble & Mallory LLP

   23.1        Consent of Independent Auditors

   23.2 Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in Exhibit 5.1

   24.1        Power of Attorney (contained on the signature page of this
-----------    registration statement

* Incorporated by reference from Multilink's Registration Statement on Form S-1 (File No. 333-47376).